Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE
February 3, 2023

MOOG INC. REPORTS FIRST QUARTER 2023 RESULTS WITH
SALES GROWTH AND IMPROVING MARGINS
Reports an increase in adjusted diluted earnings per share
Reiterates full year adjusted 2023 earnings guidance

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and controls systems, today reported first quarter 2023 diluted earnings per share of $1.44 and adjusted diluted earnings per share of $1.25.

(in millions, except per share results)
	Q1 2023	Q1 2022	Deltas
Net sales	$760	$724	5%
Operating margin	11.4%	11.1%	30 bps
Adjusted operating margin	10.4%	9.1%	130 bps
Diluted earning per share	$1.44	$1.44	0%
Adjusted diluted earnings per share	$1.25	$1.10	14%
Adjusted free cash flow	$(22)	$31	$(53)
See the reconciliations of adjusted financial results to reported results included in the financial statements herein for the quarters ended December 31, 2022 and January 1, 2022.

Operating margin in the first quarter of 2023 includes 100 basis points of adjustments, primarily associated with gain on sale of buildings.

Quarter Highlights
▪Net sales were $760 million in the first quarter of 2023, an increase of 5% compared to the first quarter of 2022, reflecting higher sales across all three segments. Net sales increased 9% excluding the impacts of weaker foreign currencies and the lost sales associated with divested operations.

▪Adjusted operating margin of 10.4% in the first quarter of 2023 increased compared to adjusted operating margin of 9.1% in the first quarter of 2022. The increase reflects higher sales volumes in Industrial Systems and improved sales mix in both Aircraft Controls and Industrial Systems.

▪Adjusted diluted earnings per share increased 14% in the first quarter of 2023 compared to the first quarter of 2022. Stronger operating margin drove the higher earnings, partially offset by higher interest expense.

▪Consolidated twelve-month backlog was $2.3 billion, an 8% increase from a year ago, and a 3% increase from the previous quarter.
“I’m pleased by our strong financial performance and how our employees, together, overcame many constraints to meet our increased customer demand,” said Pat Roche, Chief Executive Officer. “As the new CEO, I am very excited for the future of Moog. We have a solid core business with positive growth drivers, and we are creating new opportunities by entering new markets and redefining our position in existing markets. My focus will be on organic growth and simplifying our business to enhance margins. I’m confident this will drive shareholder value.”

Exhibit 99.1

Segment Results
Aircraft Controls’ sales in the first quarter of 2023 increased 2%. Sales for commercial aftermarket programs increased significantly, driven by market recovery in widebody programs including the 787 and A350 programs. Partially offsetting this growth was lower military sales in both OEM and aftermarket programs due to the timing of activity. Adjusted operating margin increased 110 basis points to 9.6% resulting from a favorable sales mix along with lower research and development expenses.

Space and Defense Controls’ sales increased 5% in the first quarter of 2023 compared to the first quarter of 2022, driven primarily by the production ramp of the reconfigurable turret program. Adjusted operating margin decreased 160 basis points to 9.4% as charges on space vehicle programs and supply chain pressures continued.

Industrial Systems’ sales increased 17%, excluding both the impacts of weaker foreign currencies and the prior year’s sales associated with a divested business. The underlying sales growth was most significant in industrial automation products and in simulation and test products. Adjusted operating margin increased more than 400 basis points to 12.3% due to incremental margin from stronger sales as well as a favorable sales mix.

Free Cash Flow Results
Free cash flow in the first quarter of 2023 was a $22 million use of cash. Working capital increased in the first quarter of 2023 due to continued supply chain pressures, higher production rates on the 787 program and delayed milestones for billings. Capital expenditures of $30 million in the first quarter of 2023 was $7 million lower than the first quarter of 2022.

2023 Financial Guidance
“It was a great start to the year from an operational perspective. We achieved our adjusted earnings per share guidance of $1.25 despite the negative impact from the storms in Western New York,” said Jennifer Walter, Chief Financial Officer. “We are reiterating our fiscal year 2023 guidance for sales, adjusted operating margin and adjusted earnings per share. Our backlog is strong, and our performance is on track to achieve these results.”

(in millions, except per share results)
	FY 2023 Guidance
	Current	Previous
Net sales	$3,175	$3,175
Operating margin	11.2%	11.0%
Adjusted operating margin	11.0%	11.0%
Diluted earnings per share	$5.89	$5.70
Adjusted diluted earnings per share	$5.70	$5.70
Free cash flow	$100	$130
Earnings per share figures are forecasted to be within range of +/- $0.20.

The company lowered its fiscal year 2023 free cash flow guidance due to an assumption change related to the previously anticipated repeal of the R&D expense amortization law.

In conjunction with today’s release, Moog Inc. will host a conference call today beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. Pat Roche, CEO, and Jennifer Walter, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Exhibit 99.1
Cautionary Statement

Information included or incorporated by reference in this press release that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

Strategic risks
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our research and development and innovation efforts are substantial and may not be successful, which could reduce our sales and earnings;
•If we are unable to adequately enforce and protect our intellectual property or defend against assertions of infringement, our business and our ability to compete could be harmed; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Market condition risks
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company or Lockheed Martin as a customer or a significant reduction in sales to either company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational risks
•A reduced supply, as well as inflated prices, across various raw materials and third-party provided components and sub-assemblies within our supply chain could have a material impact on our ability to manufacture and ship our products, in addition to adversely impacting our operating profit and balance sheet;
•We face various risks related to health pandemics, such as the COVID-19 pandemic, which have had material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;
•We face, and may continue to face, risks related to information systems interruptions, intrusions or new software implementations, which may adversely affect our business operations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes, which may adversely affect our operations and our earnings; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Exhibit 99.1
Financial risks
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities and indenture governing our senior notes could limit our operational and financial flexibility;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

Legal and compliance risks
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us;
•Our operations are subject to environmental laws and complying with those laws may cause us to incur significant costs; and
•We may face reputational, regulatory or financial risks from a perceived, or an actual, failure to achieve our sustainability goals.

General risks
▪Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Contact
Investor Relations - 716.687.4225

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended
	December 31, 2022	January 1, 2022
Net sales	$760,103	$724,086
Cost of sales	556,417	529,706
Inventory write-down	—	1,500
Gross profit	203,686	192,880
Research and development	23,862	27,708
Selling, general and administrative	113,165	111,797
Interest	13,132	7,982
Restructuring	1,078	—
Gain on sale of businesses	—	(16,146)
Gain on sale of buildings	(9,503)	—
Other	1,651	116
Earnings before income taxes	60,301	61,423
Income taxes	14,285	15,158
Net earnings	$46,016	$46,265

Net earnings per share
Basic	$1.45	$1.44
Diluted	$1.44	$1.44

Average common shares outstanding
Basic	31,746,001	32,057,399
Diluted	31,874,718	32,188,158

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS BEFORE TAXES, INCOMES TAXES, NET EARNINGS AND DILUTIVE NET EARNINGS PER SHARE (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 31, 2022	January 1, 2022
As Reported:
Earnings before income taxes	$60,301	$61,423
Income taxes	14,285	15,158
Effective income tax rate	23.7%	24.7%
Net earnings	46,016	46,265
Diluted net earnings per share	$1.44	$1.44

Gain on Sale of Business:
Earnings before income taxes	$—	$(16,146)
Income taxes	—	(4,273)
Net earnings	—	(11,873)
Diluted net earnings per share	$—	$(0.37)

Gain on Sale of Buildings:
Earnings before income taxes	$(9,503)	$—
Income taxes	(1,986)	—
Net earnings	(7,517)	—
Diluted net earnings per share	$(0.24)	$—

Other Charges:
Earnings before income taxes	$1,533	$1,500
Income taxes	274	354
Net earnings	1,259	1,146
Diluted net earnings per share	$0.04	$0.04

As Adjusted:
Earnings before income taxes	$52,331	$46,777
Income taxes	12,573	11,239
Effective income tax rate	24.0%	24.0%
Net earnings	39,758	35,538
Diluted net earnings per share	$1.25	$1.10
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
Results shown above have been adjusted to exclude impacts associated with the sale of the NavAids business in Aircraft Controls, sale of buildings formerly used in Industrial Systems, as well as, restructuring, inventory write-down and other charges related to the impact of continued portfolio shaping activities and the Ukraine crisis. While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 31, 2022	January 1, 2022
Net cash provided by operating activities	$8,083	$157,185
Purchase of property, plant and equipment	(30,125)	(37,059)
Free cash flow	(22,042)	120,126
Securitization	—	(89,600)
Adjusted free cash flow	$(22,042)	$30,526
Amounts may not reconcile when totaled due to rounding.
Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow is defined as free cash flow adjusted for securitization activity. The securitization under GAAP reduced Q1 2022 receivables and net debt and increased cash flow from operations. Adjusted free cash flow is not a measure determined in accordance with GAAP and may not be comparable with the measures as used by other companies, however management believes this adjusted financial measure may be useful in evaluating the financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 31, 2022	January 1, 2022
Net sales:
Aircraft Controls	$310,259	$303,317
Space and Defense Controls	217,785	207,856
Industrial Systems	232,059	212,913
Net sales	$760,103	$724,086
Operating profit:
Aircraft Controls	$29,718	$41,915
	9.6%	13.8%
Space and Defense Controls	20,294	21,299
	9.3%	10.2%
Industrial Systems	36,751	17,191
	15.8%	8.1%
Total operating profit	86,763	80,405
	11.4%	11.1%
Deductions from operating profit:
Interest expense	13,132	7,982
Equity-based compensation expense	2,974	2,658
Non-service pension expense	3,099	1,485
Corporate and other expenses, net	7,257	6,857
Earnings before income taxes	$60,301	$61,423

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 31, 2022	January 1, 2022
Aircraft Controls operating profit - as reported	$29,718	$41,915
Gain on sale of business	—	(16,146)
Aircraft Controls operating profit - as adjusted	$29,718	$25,769
	9.6%	8.5%

Space and Defense Controls operating profit - as reported	$20,294	$21,299
Inventory write-down	—	1,500
Restructuring	176	—
Space and Defense Controls operating profit - as adjusted	$20,470	$22,799
	9.4%	11.0%

Industrial Systems operating profit - as reported	$36,751	$17,191
Gain on sale of buildings	(9,503)	—
Restructuring and other	1,357	—
Industrial Systems operating profit - as adjusted	$28,605	$17,191
	12.3%	8.1%

Total operating profit - as adjusted	$78,793	$65,759
	10.4%	9.1%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 31, 2022	October 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$143,069	$103,895
Restricted cash	22,842	15,338
Receivables, net	1,066,340	990,262
Inventories, net	648,160	588,466
Prepaid expenses and other current assets	52,772	60,349
Total current assets	1,933,183	1,758,310
Property, plant and equipment, net	689,339	668,908
Operating lease right-of-use assets	68,653	69,072
Goodwill	822,901	805,320
Intangible assets, net	85,396	85,410
Deferred income taxes	9,300	8,630
Other assets	49,273	36,191
Total assets	$3,658,045	$3,431,841
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$822	$916
Accounts payable	226,188	232,104
Accrued compensation	76,770	93,141
Contract advances	372,262	296,899
Accrued liabilities and other	209,624	215,376
Total current liabilities	885,666	838,436
Long-term debt, excluding current installments	916,058	836,872
Long-term pension and retirement obligations	146,919	140,602
Deferred income taxes	65,385	63,527
Other long-term liabilities	118,836	115,591
Total liabilities	2,132,864	1,995,028
Shareholders’ equity
Common stock - Class A	43,807	43,807
Common stock - Class B	7,473	7,473
Additional paid-in capital	550,511	516,123
Retained earnings	2,397,814	2,360,055
Treasury shares	(1,055,735)	(1,047,012)
Stock Employee Compensation Trust	(89,689)	(73,602)
Supplemental Retirement Plan Trust	(71,811)	(58,989)
Accumulated other comprehensive loss	(257,189)	(311,042)
Total shareholders’ equity	1,525,181	1,436,813
Total liabilities and shareholders’ equity	$3,658,045	$3,431,841

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 31, 2022	January 1, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$46,016	$46,265
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	18,392	19,290
Amortization	2,992	3,402
Deferred income taxes	(1,342)	7,895
Equity-based compensation expense	2,974	2,658
Gain on sale of businesses	—	(16,146)
Gain on sale of buildings	(9,503)	—
Inventory write-down	—	1,500
Other	1,145	699
Changes in assets and liabilities providing (using) cash:
Receivables	(53,957)	38,941
Inventories	(44,435)	7,179
Accounts payable	(9,679)	(20,833)
Contract advances	72,889	105,548
Accrued expenses	(35,186)	(26,914)
Accrued income taxes	12,632	5,173
Net pension and post retirement liabilities	3,988	4,501
Other assets and liabilities	1,157	(21,973)
Net cash provided by operating activities	8,083	157,185
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(30,125)	(37,059)
Net proceeds from businesses sold	1,124	38,611
Net proceeds from buildings sold	7,432	—
Other investing transactions	(3,724)	(1,275)
Net cash provided (used) by investing activities	(25,293)	277
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	241,000	215,200
Payments on revolving lines of credit	(160,300)	(263,476)
Payments on long-term debt	(93)	(80,060)
Payments on finance lease obligations	(884)	(505)
Payment of dividends	(8,257)	(8,031)
Proceeds from sale of treasury stock	1,869	2,144
Purchase of outstanding shares for treasury	(12,721)	(16,657)
Proceeds from sale of stock held by SECT	2,561	2,075
Purchase of stock held by SECT	(1,753)	(2,275)
Other financing transactions	(2,026)	—
Net cash provided (used) by financing activities	59,396	(151,585)
Effect of exchange rate changes on cash	4,492	(65)
Increase in cash, cash equivalents and restricted cash	46,678	5,812
Cash, cash equivalents and restricted cash at beginning of period	119,233	100,914
Cash, cash equivalents and restricted cash at end of period	$165,911	$106,726